Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-31434, 33-43854, 333-32499, 333-73252, 333-107677, 333-140837, 333-163637, and 333-252770 on Form S-8 of our report dated June 15, 2021, relating to the financial statements and supplemental schedule of The Boeing Company Voluntary Investment Plan appearing in this annual report on Form 11-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Chicago, Illinois
June 15, 2021